UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2009

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 553 5795

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 3, 2009, Modavox issued a press release containing a Management Letter to Shareholders.  A copy of this press release is furnished below in this form 8-K.  Please note that in the second paragraph of the Management Letter in the release the reference to “December 19, 2009,” is in error — it should read “December 9, 2009,” as it reads below.  The Company chose not to re-issue the release to correct the error.

Modavox Releases Management Letter to Shareholders

Phoenix and New York, December 3, 2009 - Modavox, Inc. (OTCBB: MDVX), Internet broadcasting pioneer and holder of several patented technologies, provides the following Management Letter to Shareholders:

Dear Modavox Shareholders:

It has been nearly six months since the integration of Augme Mobile and the assimilation of the new executive management team into Modavox. After a thorough internal review of the combined companies’ assets and growth opportunities, we have developed a business plan to optimize our resources, and we have embarked on a BOD-approved comprehensive IP monetization and business growth strategy. I would like to take this opportunity to review some of our recent accomplishments, outline the new corporate structure and branding that will position us to drive revenue, and preview some of the exciting things to come as we enter a new year and a new period of growth for Modavox. We are issuing this letter to Shareholders to provide a summary of that plan, with more details expected to follow after the New Year.

As we have discussed in the past, Modavox patents have been evaluated by several third party experts skilled in the relevant art, which experts have evaluated the patents and determined that infringement is widespread and infringement damages are present in the two primary Internet markets of ecommerce and advertising for value extraction by Modavox through licensing and enforcement. Our patent defense litigation front continues with Tacoda, and has in fact broadened with respect to AOL, Platform A and Time Warner given the Court’s October 22, 2009, Order setting a Pre-Trial Status Conference for December 9, 2009, at which time counsel for the parties are ordered to meet to discuss settlement, pre-trial discovery and all preliminary matters. We view the Court’s Order as a positive event given AOL’s previously filed motion seeking to consolidate the Tacoda case with the AOL/Platform A/Time Warner matter, or, in the alternative, to Stay the AOL/Platform A/Time Warner matter, either of which could have had the affect of delaying resolution of the Tacoda case. Further, on November 16, 2009, after extensive investigation and due diligence, Modavox filed a Complaint against Yahoo! Inc. for patent infringement, which Complaint is in the process of being served upon Yahoo! per Court rules. Following completion of service the parties will meet and confer pursuant to the Federal Rules of Civil Procedure to discuss a range of preliminary matters and prepare a report related to such matters.

In addition, as announced in late October, we filed a motion for sanctions for spoliation of evidence and evasive disclosure practices in the Tacoda case. While there is no set timeframe for the ruling on the motion for sanctions, the Court is expected to rule as soon as it has had an opportunity to review the legal arguments and materials filed in support and in opposition to the motion.

Although the timing of any court ruling on our infringement claims or related matters is outside of our control, we remain confident in the validity of our claims, the merits of our cases, and are dedicated to completing the work necessary to protect Modavox assets.

In an effort to further leverage and defend the value of our IP rights, we are currently developing a broader IP Licensing Strategy that will ultimately operate as a profit center under the direction of Jim Lawson, Modavox General Counsel and Chief Legal Officer. Given the broad range of the patents and their foundational status to achieve Behavioral Targeting and possibly other key areas related to mobile applications and services, we believe the ‘Qualcom licensing model’ represents the optimal IP strategy. A sound IP Licensing model, in conjunction with aggressive internal development and commercialization of marketing driven technologies, represents a sound strategy for maximizing shareholder value. Thus far, Modavox has yet to pursue enforcement actions against the wide range of companies infringing on our property rights. We believe an active enforcement program targeting small and medium sized entities as well as the large players will result in accelerating the monetization of our IP assets, and further validate the value of our Patents.

While the defense of our IP remains an important element of our underlying value, the acquisition of Augme Mobile marked the launch of a comprehensive business growth strategy aimed at accelerating the advanced development and commercialization of technology platforms in high growth markets. I am pleased to announce our new operating structure that includes the aggressive growth of three operating divisions in the high growth markets of mobile marketing (AD LIFESM), video content delivery (AD BOOMSM) and ad network delivery (AD SERVESM). These three divisions are branded under “Augme” – derived from the verb “Augment” which means “to make something greater by adding to it”. The Augme branded portfolio offers products and services based upon Marketing Driven Technology Platforms that enhance the delivery of marketing communications through intelligent distribution to all Internet-enabled devices.

We are planning a fully integrated launch of the Augme Marketing Driven Technology brand in January, consisting of a public relations event, business and technology media coverage, and a new website to communicate our new corporate mission. An announcement will be made within the next few weeks relating to our final selection of a public relations company to handle this effort and manage our future PR needs. In advance of our January launch, I would like to take this opportunity to share the highlights of each of our high-growth divisions.

AD LIFESM (Augme Mobile) is our interactive platform to provide marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting Mobile Consumers through traditional print advertising channels. AD LIFESM continues to validate its growth plan of becoming the premier mobile marketing provider for the worlds largest consumer package goods (CPG) companies and their marketing agencies. By integrating the AD LIFESM platform within the marketing technology function of these formidable clients, we anticipate solid annuitized growth as the platform is utilized across multiple brands under a single master contract. While we may have some current restrictions in disclosing the specific names of certain clients, AD LIFESM is enjoying significant momentum, evidenced by our success in landing Fortune 500 CPGs as clients, including beating out major corporations for the accounts.  These Fortune 500 client companies are entrusting us to support some of the most common household brands and we will provide more detail to our Shareholders in the future when appropriate. For a complete overview of the technology and the offering, take a few moments to visit the recently launched AD LIFESM web site at www.augmemobile.com.

Our indirect sales channel partnership strategy continues to show activity and growth for AD LIFESM, highlighted by our working relationships with top traditional media purveyors in the US such as Graphic Packaging, News Corp’s News America Marketing (a division of News Corp), Clear Channel Outdoor, and OMD (a division of Omnicom Group). Technical partnerships are equally valuable, demonstrating our vision and leadership in mobile marketing solutions. Recall our recently announced collaboration with Inmar – the nation’s leading promotions transaction settlement provider – to enable consumer directed rebate charity program for Springer Mountain Farms. We also recently delivered the SmartSource mobile coupon program for News America Marketing, offering top national brand coupons available exclusively through the mobile phone. In the coming months, we look forward to sharing more on the depth and value of these important sales and technical partnerships.

In addition to CPG clients, the AD LIFESM platform has tremendous potential within specific vertical markets. In fact, our fastest growing product line is Augme Mobile Health, which is the AD LIFESM platform modified for the unique needs of the health care and pharmaceutical industry. Our HIPAA-compliant mobile interactive technology enables marketers of prescription-drugs and their agencies to communicate with health care providers, and their patients instantly through mobile phones. This offer represents enormous near-term revenue potential for our company, and we are already doing business with three of the world’s top ten pharmaceutical companies that have combined net revenues of over $150B. Look for more details on Augme Mobile Health in an announcement in the coming weeks.

The second independent operating division is AD BOOMSM, which we are proud to announce is the revitalized version of the BoomBox® product line. AD BOOMSM delivers content straight to desktops and Internet-enabled devices, and provides managed access for live and on-demand Internet broadcasting and rich media advertising. After considerable thought around the competitive advantages of our offer in a dynamic video content delivery market, we concluded that BoomBox® represents an important component of our strategy as well as a channel for the application of our IP. The market for video content delivery is ready to explode, as all major media companies and content owners of all sizes face increased pressure to monetize their video content to survive. AD BOOMSM offers an intelligent Broadcast as a Service (BaaS) platform, now newly packaged and designed specifically for marketers and content owners who want to sell, promote, extend and enhance their content through a viral Internet distribution model. Look for a more detailed overview of our revitalized AD BOOMSM offering in a press release early next week.

The third operating division is AD SERVESM (formerly Stream Syndicate) a digital advertising delivery platform that serves rich media and marketing communications to targeted destinations in a compatible, measurable and cost-effective manner. While ad serving is a highly competitive and crowded market, the value of effectively competing is obvious – look no further than the recent acquisition of AdMob by Google. AD SERVESM is now expanded to complement the AD LIFESM and AD BOOM platforms for a complete suite of marketing driven technology products and services, and of course AD SERVESM represents an opportunity to directly apply some of the most valuable claims of our IP.

Meanwhile, Voice America and World Talk Radio– the largest Internet-based talk radio network that has been broadcasting uninterrupted since 1997 – continues to operate effectively and support our broader initiatives. While Internet radio is not an integrated aspect of our new strategy focused on high margin offers in high growth markets, we will continue to maximize the value of this asset in the best interest of shareholders and in support of the loyal employees who work so hard to sustain and grow this market leading business.

Above all, the entire company is focused on a key objective – leveraging our new strategy to become cash flow positive in FY2011. It’s important to note that the company is currently in the fourth quarter of its FY2010. This is not just a financial exercise in managing costs. For Modavox, it will be the end result of driving highly profitable revenue with competitive offers in high growth markets.

On behalf of the management team I would like to close by saying how much we appreciate the support and interest of all our shareholders. We understand you have high standards for the performance of our company, and we welcome your questions and comments in both good and challenging times. We are committed to keeping you apprised of all the important events as we look to successfully drive revenue growth and high margin profitability. In that context I hope you found this communication helpful given the many positive and exciting changes that are under way at Modavox.

Mark Severini
CEO, Modavox Inc.

About Modavox

Modavox, Inc., the customized communications company, is a pioneer in Internet broadcasting, producing and syndicating online audio and video, offering innovative, effective, and comprehensive online tools for reaching targeted niche communities worldwide. Through patented Modavox technology, Modavox delivers content straight to desktops and Internet-enabled devices. Modavox provides managed access for live and on-demand Internet radio broadcasting, e-learning and rich media advertising. Modavox’s Augme Mobile line of business, based in New York City, offers a comprehensive Web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers (users of mobile phones and portable digital devices) through traditional print advertising channels. Augme Mobile’s AD LIFE™ mobile marketing platform, as enhanced by Modavox technical assets, fulfills the advertiser’s need to offer interactive multimedia mobile content, while simultaneously satisfying the consumer’s desire for easier and more robust mobile connectedness.  For more information, please visit www.modavox.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements.  All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Modavox, Inc.
Media Relations
212-710-9376
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: December 7, 2009	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)